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                                                                    Exhibit 10.3

                            ONYX SOFTWARE CORPORATION

                             STOCK OPTION AGREEMENT

I. OPTION GRANT. As approved by the Committee, ONYX SOFTWARE CORPORATION, a Washington corporation (the "Company"), hereby grants a nonqualified stock option to purchase a total of 125,000 shares of Common Stock of the Company, par value $0.01 per share, (the "Common Stock") as of June 7, 2004 ("Grant Date") to JANICE P. ANDERSON (the "Optionee"), subject in all respects to the terms and provisions of this Stock Option Agreement (the "Option"). This Option shall be governed by, and construed in accordance with, the laws of the state of Washington without regard for principles of conflict of laws.

II. VESTING SCHEDULE. The Initiation Date shall be June 7, 2004. This Option shall vest and become exercisable as to 25% of the total number of shares of Common Stock covered by this Option on the one year anniversary of the Initiation Date and an additional 2.0833% of the total number of shares originally covered by the Option shall vest each month thereafter, with the result that the Option shall be fully vested and exercisable four years after the Initiation Date.

      A. Acceleration Upon Qualifying Termination. If Optionee's employment with the Company is terminated as a result of a Qualifying Termination, this Option shall, upon the effectiveness of the Release executed by Optionee, automatically vest and become exercisable for that portion of this Option that would have vested if Optionee had remained in the employment of the Company through and including the first anniversary of the date of such termination of employment.

      B. Acceleration Upon Death or Disability. If Optionee's employment with the Company is terminated as a result of Optionee's death or Disability, this Option shall, upon the effectiveness of the Release executed by Optionee (or her personal representative if applicable), automatically vest and become exercisable for that portion of this Option that would have vested if Optionee had remained in the employment of the Company through and including the first anniversary of the date of such termination of employment.

      C. Acceleration Upon Corporate Transaction. In the event of a Corporate Transaction, that portion of this Option that is at the time outstanding shall automatically accelerate so that this Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable. Notwithstanding the foregoing, this Option shall not so accelerate, however, if and to the extent that this Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable option for the purchase of shares of the capital stock of the Successor Corporation. The determination of option comparability shall be made by the Committee, and its

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            determination shall be conclusive and binding. If this Option is not assumed by the Successor Corporation, or if it is replaced with a comparable option for the purchase of shares of the capital stock of the Successor Corporation, it shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, or the granting of the comparable option, as applicable.

      D. Acceleration Upon Qualifying Termination Following Change of Control. If Optionee's employment with the Company is terminated as a result of a Qualifying Termination occurring within 24 months after a Change of Control (or if pursuant to Section 14(c) of the Employment Agreement, such employment is deemed to have been terminated as a result of a Qualifying Termination occurring within 24 months after a Change of Control), upon the effectiveness of the Release executed by Optionee, the portion of the Option that is then outstanding and unvested shall automatically fully vest and become immediately exercisable.

III. PRICE. The Option exercise price per share (the "Exercise Price") as determined by the Committee is $11.50 which is a premium to the fair market value of a share of Company Common Stock. The Exercise Price shall be paid by delivery of cash or, subject to the discretion of the Committee, by delivery of an approved equivalent to cash.

IV. PURCHASE FOR INVESTMENT. This Option may not be exercised if the issuance of shares of Common Stock pursuant to an exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. Any other provision of this Option notwithstanding, the obligation of the Company to issue shares pursuant to an exercise of the Option shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of shares prior to the satisfaction of all legal requirements relating to the issuance of such shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. Notwithstanding the foregoing, the Company reaffirms its obligations pursuant to Sections 6(f) and 6(g) of the Employment Agreement.

V. NON-ASSIGNABILITY. The Option may not be transferred or hypothecated in any manner and shall only be exercisable by the Optionee or her legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

VI.   EXERCISE.

      A. Upon the termination of Optionee's employment with the Company, this Option shall be exercisable, to the extent of the number of shares purchasable by Optionee that are vested at the date of such termination after giving effect to the vesting acceleration provisions of this Option if applicable and, for subparts (a) and
            (b) below, contingent on the effectiveness of the Release and the Optionee's continuing compliance in all material respects with such Release, only (a) within one year after such termination if the Optionee's termination is coincident with

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            the Optionee's death or Disability, (b) within 180 days after a
            Qualifying Termination (unless such Qualifying Termination has occurred (or pursuant to Section 14(c) of the Employment Agreement is deemed to have occurred) within 24 months of a Change of Control in which this Option was assumed by the Successor Corporation, in which case this Option shall remain exercisable until the one-year anniversary of such Qualifying Termination) or (c) within 90 days of the date that Optionee ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a subsidiary (collectively, "Service") if Optionee's employment is terminated for any other reason, but in no event later than the remaining Term of the Option. Any portion of this Option exercisable at the time of the Optionee's death may be exercised by the personal representative of the Optionee's estate or the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution. This Option may be exercised only for whole shares of Common Stock. Any unvested portion of this Option (after giving effect to the acceleration provisions of this Option) shall expire and will be immediately canceled upon cessation of Optionee's Service. Any unexercised portion of this Option shall expire and will be immediately canceled upon the earlier of the end of the Term or, if applicable, the date specified above in subparts (a), (b) or (c). All shares subject to any such canceled portion shall no longer be available for purchase or issuance under this Option. In connection with any proposed same day exercise and sale transaction to be completed through Optionee's personally-selected broker, the Company will agree to use commercially reasonable efforts to assure such broker that shares will be timely delivered upon exercise of this Option, and payment of the exercise price therefor, in accordance with the terms hereof.

      B. This Option may not be exercised more than ten (10) years from the date hereof (the "Term"), and may be exercised during the Term only in accordance with the terms and provisions set forth herein.

      C. This Option may be exercised for all or part of the shares eligible for exercise by presenting a written notice (the "Notice") to the Company that this Option is exercised in strict accordance with the terms and provisions of this Option. The Company shall determine in good faith whether or not the Notice complies with the terms and provisions of this Option. Such Notice shall identify this Option, state the number of shares as to which the Option is exercised and be signed by the Optionee. Delivery of the cash or cash equivalent in payment for the shares to be purchased pursuant to the exercise of this Option shall accompany the Notice. If the Optionee is deceased, the Notice shall be signed, and if the Optionee has a Disability, it may be signed, by the Optionee's legal representatives or beneficiaries, and in all instances shall be accompanied by evidence satisfactory to the Company and its transfer agent of the right of such person or persons to exercise this Option.

      D. The Optionee shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with her

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            Option. The Company shall not be required to issue any shares of
            Common Stock until such obligations are satisfied.

VII. EFFECT OF CHANGE IN COMMON STOCK SUBJECT TO OPTION. If the outstanding shares of Common Stock shall at any time be changed or exchanged by declaration of a stock dividend, split-up, combination of shares, or recapitalization, the number and kind of shares subject to this Option, and the Exercise Price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares subject to this Option and the Exercise Price in relation to the change in stock; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock. Any such adjustment of shares subject to this Option shall be rounded down to the nearest whole number of shares and in no event shall the Company be required to issue fractional shares or provide any consideration to Optionee related to the forfeiture of any putative fractional shares.

VIII. ADMINISTRATION; AMENDMENT OR ALTERATION. This Option shall be administered by the Committee. The Committee shall have exclusive authority, in its discretion, to determine all matters relating to this Option, including all terms, conditions, restrictions and limitations of this Option. The Committee shall also have exclusive authority to interpret the Option and may from time to time adopt, and change, rules and regulations for the Option's administration. The Committee's interpretation of the Option and its rules and regulations, and all actions taken and determinations made by the Committee pursuant to the Option, shall be conclusive and binding on all parties involved or affected. The Committee may delegate administrative duties to such of the Company's officers as it so determines.

      Without limiting the foregoing, the Committee may amend or alter this Option, except that no amendment or alteration shall be made which would impair the rights of the Optionee hereunder, without her consent, and, except further, this Option shall be subject to the requirement that, if, at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the stock issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this Option or the issue, transfer, or purchase of shares hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. All determinations made and all actions taken by the Committee with respect to this Option shall be made or taken, as applicable, in good faith.

IX. OPTION NOT A SERVICE CONTRACT. This Option is not an employment contract and nothing in this Option shall be construed as giving Optionee any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of Optionee.

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X.    OTHER AGREEMENTS. In the event of any discrepancy between this Stock
      Option Agreement and the Employment Agreement, the terms of the Employment Agreement shall prevail.

XI. NO RIGHTS AS A SHAREHOLDER. The Optionee, or a transferee of the Optionee, shall have no rights as a shareholder with respect to any Common Stock covered by the Option until such person becomes entitled to receive such Common Stock by filing a Notice, paying the Exercise Price pursuant to the terms of this Option and receiving a share certificate from the Company for such Common Stock.

XII. DEFINITIONS. If not elsewhere defined, the following definitions shall be applicable for this Option:

      "Board" means the Company's Board of Directors.

      "Cause" means any one of the following: (i) a willful and continued failure to perform the Optionee's duties and responsibilities as President and Chief Executive Officer, other than a failure resulting from the Optionee's complete or partial incapacity due to physical or mental illness or impairment, after there has been delivered to the Optionee a written demand for performance from the Board that describes the basis for the Board's belief that the Optionee has not performed her duties and provides the Optionee with (thirty) 30 days (or such longer period of time as may be granted by the Board in its sole discretion) to take corrective action, (ii) a willful act by the Optionee that constitutes gross misconduct and that results in material harm to the Company, (iii) a willful breach by the Optionee of a material provision of this Agreement or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company that results in material harm to the Company. For purposes of this Agreement, no act, or failure to act, on the Optionee's part shall be deemed "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the Optionee's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Optionee shall not be deemed to have been terminated for Cause unless and until the Company provides written notice to the Optionee by providing a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (other than the Optionee), and including at least a majority of the independent members of the Board (as defined in Nasdaq Rule 4200(a)(15)) (the "Independent Directors"), as it may be amended from time to time), at a meeting of the Board called and held for such purpose (after reasonable notice to the Optionee and an opportunity for the Optionee, together with counsel, to be heard before the Board) finding that, in the good-faith opinion of the Board, the Optionee was guilty of conduct set forth above and specifying the particulars thereof in reasonable detail. If the Company does not give Optionee notice of termination for Cause within sixty (60) days following the date an Independent Director first has actual knowledge of the material facts giving rise to the basis for such termination, the Company shall be deemed to have irrevocably waived the right to give notice on such basis unless Optionee consents in writing to an extension of such sixty (60) day period. For purposes of the foregoing waiver provision, the Optionee shall have the burden of proving actual knowledge of an Independent Director of the material facts giving rise to the basis for such termination.

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      "Change of Control" means any of the following events: (i) consummation of any merger or consolidation or reorganization of the Company in which the Company is not the continuing or surviving entity, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if (and only if) following such merger or, consolidation or reorganization, the holders of the Company's outstanding voting securities immediately prior to such merger or, consolidation or reorganization own less than a majority of the outstanding voting securities of the surviving entity or members of the Company's board of directors immediately prior to such merger, consolidation or reorganization do not constitute a majority of the board of directors of the surviving entity; (ii) consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; (iii) approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; (iv) acquisition by any person or group of beneficial ownership (as defined in the Securities Exchange Act of 1934, as amended) of more than 50% of the Company's outstanding voting securities; or (v) if those individuals who are directors of the Company on the date of the Optionee's employment (the "Incumbent Board") cease to constitute a majority of the Company's directors, provided that individuals whose election as directors was approved by the Incumbent
      Board shall be considered members of the Incumbent Board.

      "Committee" means the Board's Compensation Committee.

      "Corporate Transaction" means any of the following events: (i) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than a majority of the outstanding voting securities of the surviving corporation; (ii) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; or (iii) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

      "Disability" means that the Optionee, at the time the notice of termination for disability is given to her by the Company, has been unable to perform the Optionee's essential duties under the Employment Agreement (after reasonable accommodations have been made for Optionee) for a period of not less than four consecutive months as a result of the Optionee's incapacity due to physical or mental illness. In the event that the Optionee resumes the performance of substantially all of the Optionee's duties under the Employment Agreement before the termination of the Optionee's employment for disability becomes effective, the notice of termination shall automatically be deemed to have been revoked.

      "Employment Agreement" means that certain employment agreement entered into by and between the Company and Optionee of even date herewith.

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      "Qualifying Termination" means either that: (i) the Company terminates the
      Optionee's employment for any reason other than Cause, Disability or death; or (ii) the Optionee notifies the Company in writing that she will terminate her employment with the Company in response to a "Constructive Termination." Constructive Termination is defined as (a) a material reduction of the Optionee's duties, responsibilities, or authorities or a material adverse change in the prestige of Optionee's title, including without limitation, if the Optionee is required to report to any individual other than the Board, if the Optionee is not the highest ranking officer of the Company's ultimate parent entity or if Optionee is assigned material duties or material responsibilities that are not normally associated with the position of President and Chief Executive Officer of a company of similar size and market capitalization to the Company, (b) a reduction by the Company of the then current Base Compensation of the Optionee, (c) a relocation of the Company's headquarters of more than 35 miles from its location on the date hereof or a change in the Optionee's principal business location to a location other than the corporate headquarters, (d) a failure of the Board to nominate Optionee as a director of the Company; provided, however, that the replacement of Optionee as Chairman of the Board shall not constitute a Constructive Termination or (e) a breach by the Company of a material provision of this Agreement. If the Company cures such Constructive Termination within 10 days after its receipt of the Optionee's written notice, then Optionee will not be able to terminate her employment in a Qualifying Termination based on the event(s) in question. Each provision of this Agreement that provides for payments to be paid or material benefits to be provided to Optionee shall be deemed to be a material provision of this Agreement. If the Optionee does not give the Company notice that she will terminate her employment as a result of a Constructive Termination within sixty (60) days following the date she has actual knowledge of the material facts giving rise to the basis for such termination, the Optionee shall be deemed to have irrevocably waived the right to give notice on such basis unless the Company consents in writing to an extension of such period. For purposes of the foregoing waiver provision, the Company shall have the burden of proving actual knowledge of the Optionee of the material facts giving rise to the basis for such termination.

      "Release" means the Optionee's release and waiver of claims in the form required by the Employment Agreement.

                            [Signature Page Follows]

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                                                     ONYX SOFTWARE CORPORATION

                                                     By:   /s/ Paul B. Dauber
                                                         -----------------------
                                                            Paul B. Dauber
                                                            Chief Legal Officer

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If the following acknowledgment and acceptance is not executed within ten (10)
days of the effective date of this Option, it shall lapse and be treated for all purposes as if it were never granted.

The Optionee acknowledges and represents that she is familiar with and understands the terms and provisions of this Option. The Optionee hereby accepts this Option subject to all the terms and provisions contained herein. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee upon any questions arising under the Option.

Dated:

WITNESS:                                                OPTIONEE:

                                                        /s/ Janice P. Anderson
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